CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Annual Report of Global Casinos, Inc. (the "Company") on Form 10-K for the period ended June 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Clifford L. Neuman, President and Todd Huss, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

  __/s/ Clifford L. Neuman_______

Clifford L. Neuman

President

October 12, 2012

_/s/ Todd Huss ________________

Todd Huss

Chief Financial Officer

October 12, 2012